EXHIBIT 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$105,465	$127,292
Restricted cash and investments	170,036
Accounts receivable, net	57,735	64,889
Other current assets	68,160	84,390
Assets held for sale	10,119	314,205

Total current assets	411,515	590,776

Property and equipment, net	2,546,525	2,694,999
Goodwill and other intangible assets, net	1,649,760	1,731,001
Deferred income taxes	449,180	383,431
Other long-term assets	275,508	261,996

Total	$5,332,488	$5,662,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$107,557	$113,380
Accrued interest	59,734	63,611
Convertible notes, net - 2.25%	44	210,899
Current portion of long-term obligations (excluding 2.25% convertible notes)	77,578	58,959
Other current liabilities	41,449	38,733
Liabilities held for sale	8,416	200,696

Total current liabilities	294,778	686,278

Long-term obligations	3,283,603	3,178,656
Other long-term liabilities	23,961	41,379

Total liabilities	3,602,342	3,906,313

Minority interest in subsidiaries	18,599	15,567

STOCKHOLDERS’ EQUITY:
Class A Common Stock	2,119	1,856
Class B Common Stock	70	79
Class C Common Stock	12	23
Additional paid-in capital	3,910,879	3,642,019
Accumulated deficit	(2,190,447)	(1,887,030)
Accumulated other comprehensive loss		(5,564)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,340)

Total stockholders’ equity	1,711,547	1,740,323

Total	$5,332,488	$5,662,203

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
REVENUES:
Rental and management	$163,126	$148,128	$619,697	$544,906
Network development services	28,395	29,297	95,447	130,176

Total operating revenues	191,521	177,425	715,144	675,082

OPERATING EXPENSES:
Rental and management	57,065	56,168	222,724	226,786
Network development services	26,457	28,279	88,943	118,591
Depreciation and amortization	76,500	80,524	313,465	312,866
Corporate general, administrative and development expense	6,761	6,637	26,867	30,229
Impairments, net loss on sale of long-lived assets and restructuring expense	12,312	9,895	31,656	101,372

Total operating expenses	179,095	181,503	683,655	789,844

INCOME (LOSS) FROM OPERATIONS	12,426	(4,078)	31,489	(114,762)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,669	3,524	14,222	13,938
Interest income	1,222	944	5,255	3,496
Interest expense	(68,026)	(62,421)	(279,875)	(254,446)
Loss on investments and other expense	(2,769)	(889)	(29,819)	(25,559)
Loss on retirement of long-term obligations (A)	(5,129)		(46,197)	(8,869)
Minority interest in net earnings of subsidiaries	(1,433)	(745)	(3,703)	(2,118)

Total other expense	(72,466)	(59,587)	(340,117)	(273,558)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(60,040)	(63,665)	(308,628)	(388,320)
INCOME TAX BENEFIT	15,684	14,892	66,137	67,783

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(44,356)	(48,773)	(242,491)	(320,537)

LOSS FROM DISCONTINUED OPERATIONS, NET (B)	(6,861)	(3,671)	(60,926)	(258,724)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(51,217)	(52,444)	(303,417)	(579,261)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $14,438 (C)				(562,618)

NET LOSS	$(51,217)	$(52,444)	$(303,417)	$(1,141,879)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations before cumulative effect of change in accounting principle	$(0.20)	$(0.25)	$(1.17)	$(1.64)
Discontinued operations	(0.03)	(0.02)	$(0.29)	(1.32)
Cumulative effect of change in accounting principle				(2.88)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.23)	$(0.27)	$(1.46)	$(5.84)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	219,662	195,601	208,098	195,454

NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Loss on retirement of long-term obligations is the result of the Company’s repurchase and/or conversion of its long-term obligations.

(B)	The above statements of operations have been adjusted to reflect the results of operations of Galaxy Engineering Services, Kline Iron and Steel Co., Inc., Verestar, Inc., Microwave Tower Services, Flash Technologies, Inc. and two office buildings as discontinued operations.

(C)	Effective January 1, 2002, the Company adopted SFAS No. 142 “Goodwill and Intangible Assets” and recognized a $562.6 million charge as the cumulative effect of a change in accounting principle related to the write-down of goodwill to its fair value.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2003	2002
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(303,417)	$(1,141,879)
Cumulative effect of change in accounting principle, net		562,618
Other non-cash items reflected in statements of operations	473,133	660,375
Decrease in assets	6,383	52,610
Decrease in liabilities	(19,713)	(28,575)

Cash provided by operating activities	156,386	105,149

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(61,608)	(180,497)
Payments for acquisitions	(95,077)	(56,361)
Proceeds from sale of businesses and other long-term assets	110,753	109,353
Deposits, investments and other long-term assets	(10,078)	12,248

Cash used for investing activities	(56,010)	(115,257)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Borrowings under credit facilities		160,000
Proceeds from issuance of debt securities & notes payable	1,032,384
Net proceeds from equity offering and stock options	126,847	1,305
Repayment of long-term obligations	(1,071,956)	(148,270)
Restricted cash and investments	(170,036)	94,071
Deferred financing costs and other	(39,442)	(5,664)

Cash (used for) provided by financing activities	(122,203)	101,442

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(21,827)	91,334
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	127,292	35,958

CASH AND CASH EQUIVALENTS, END OF YEAR	$105,465	$127,292

CASH PAID FOR INCOME TAXES	$2,609	$1,640

CASH PAID FOR INTEREST	$218,900	$251,705

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